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                                                                   EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 14, 1997 (and all references to our Firm) included in or made a part of this registration statement.

                                            /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 18, 1997